Exhibit 10.1

AMENDMENT NO. 2

TO

MASTER REPURCHASE

AND

SECURITIES CONTRACT AGREEMENT

AMENDMENT NO. 2 TO MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT, dated as of June 22, 2026 (this “Amendment”), between FS CREIT FINANCE CO-1 LLC, a Delaware limited liability company (“Seller”) and CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (including any successors and assigns thereto, “Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract Agreement, dated as of November 19, 2025 (as amended by that certain Amendment No. 1 to Master Repurchase and Securities Contract Agreement, dated as of February 9, 2026, as further amended or modified prior to the date hereof, the “Existing Repurchase Agreement”; and, as amended by this Amendment, and as same may be hereafter further amended, modified and/or restated, the “Repurchase Agreement”);

WHEREAS, Seller and Buyer have agreed to amend certain provisions of the Repurchase Agreement in the manner set forth herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer each hereby agree as follows:

1.             Amendments to Repurchase Agreement.

(a)	Article 2 of the Repurchase Agreement shall be amended by amending and restating the following defined terms in their entirety to read as follows:

“Availability Period Expiration Date” shall mean November 19, 2027, as such date may be extended in accordance with Article 3(i) of this Agreement.

“Maximum Facility Amount” shall mean Seven Hundred and Fifty Million and No/100 Dollars ($750,000,000).

(b)	Article 2 of the Repurchase Agreement shall be amended by removing the defined term “Upsize Option” in its entirety.

(c)	Clause (ii) of Article 3(i) of the Repurchase Agreement shall be amended and restated in its entirety as follows:

(ii)               Seller shall have the right to extend, at Seller’s option, the Availability Period Expiration Date for one (1) additional period of one (1) year (each such option, an “Extension Option” and collectively, as context requires, the “Extension Options”). If the initial Extension Option set forth above has been exercised by Seller, Seller shall have the option to request two additional consecutive one-year extensions of the then-current Availability Period Expiration Date, in each case, subject to (A) prior written approval by the Buyer in its sole discretion and (B) Seller satisfying all of the conditions listed in clause (iii) below as of the Availability Period Extension Date being so extended.  Any failure by Buyer to deliver such notice of approval of an additional request for extension within thirty (30) calendar days from the date of Seller’s extension request shall be deemed a denial of such request.

(d)	Article 3(n) of the Repurchase Agreement shall be amended and restated in its entirety as follows:

(n)           [Reserved].

2.             Effectiveness. This Amendment shall become effective on the date on which this Amendment has been executed and delivered by a duly authorized officer of Buyer, Seller and Guarantor (such date, the “Second Amendment Effective Date”).

3.             Compliance with Transaction Documents. On and as of the Second Amendment Effective Date, Seller hereby represents and warrants to Buyer that (a) to its knowledge, it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) to its knowledge, after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing (except to the extent waived pursuant to this Amendment), and (c) after giving effect to this Amendment, the representations and warranties contained in Article 9 of the Repurchase Agreement are true and correct in all material respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the Second Amendment Effective Date, in which case it shall be true and correct in all material respects as of such other date), subject to such exceptions specified in any Requested Exceptions Report that has been approved by Buyer.

4.             Acknowledgements of Seller. Seller hereby acknowledges that, as of the Second Amendment Effective Date, Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Transaction Documents.

5.             Acknowledgments of Guarantor. Guarantor hereby acknowledges (a) the execution and delivery of this Amendment, and agrees that it continues to be bound by the Guaranty to the extent of the Obligations (as defined therein), notwithstanding the execution and delivery of this Amendment and the impact of the changes set forth herein, and (b) that, as of the Second Amendment Effective Date, Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guaranty and each of the other Transaction Documents.

6.             Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that, as of the Second Amendment Effective Date, all references in the Repurchase Agreement to the “Agreement” and the “Transaction Documents” shall be deemed to include, in any event, this Amendment. Each reference to the Repurchase Agreement in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement, as amended by this Amendment. Except as expressly provided hereby, all of the terms and provisions of the Repurchase Agreement and the other Transaction Documents are and shall remain in full force and effect, and all rights of Buyer thereunder and under applicable law are expressly reserved. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement and the other Transaction Documents are preserved and  (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect.

7.             Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Amendment or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

8.             Expenses. Seller agrees to pay and reimburse Buyer for all actual out-of-pocket costs and expenses reasonably incurred by Buyer in connection with the preparation, execution and delivery of this Amendment in accordance with Article 30(d) of the Repurchase Agreement.

9.             Consent to Jurisdiction; Waiver of Jury Trial.

Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment or any Transaction under the Repurchase Agreement and (ii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase Agreement. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 9 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against the Seller or its property in the courts of other jurisdictions.

EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

10.           GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

[Remainder of page intentionally left blank; Signatures follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

CAPITAL ONE, NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Adam Berenato
Name: Adam Berenato
Title: Authorized Signatory

[Signature Page to Amendment No. 2 to Master Repurchase Agreement]

SELLER:

FS CREIT FINANCE CO-1 LLC,
a Delaware limited liability company

By:	/s/ Brian Gold
Name: Brian Gold
Title: Chief Financial Officer

[Signature Page to Amendment No. 2 to Master Repurchase Agreement]

GUARANTOR:

FS CREDIT REAL ESTATE INCOME TRUST, INC.,
a Maryland corporation

By:	/s/ Brian Gold
Name: Brian Gold
Title: Chief Financial Officer

[Signature Page to Amendment No. 2 to Master Repurchase Agreement]